Exhibit 99.1

FOR IMMEDIATE RELEASE
May 8, 2025	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FISCAL 2025 SECOND QUARTER ENDED APRIL 1, 2025

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of the Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard restaurant brands, today reported financial results for the fiscal 2025 second quarter.

Key highlights of the Company’s financial results include:

•	Total Revenues for the quarter decreased 3.3% to $34.3 million compared to the fiscal 2024 second quarter

•	Same Store Sales [1] for company-owned Bad Daddy’s restaurants decreased 3.7% and Good Times restaurants decreased 3.6% for the quarter compared to the fiscal 2024 second quarter and are -1.1% and -1.9% year-to-date for our Bad Daddy’s and Good Times brands, respectively

•	Net Loss Attributable to Common Shareholders was $0.6 million for the quarter

•	Adjusted EBITDA [2] (a non-GAAP measure) was $1.0 million for the quarter

•	The Company ended the quarter with $2.7 million in cash and $2.6 million of long-term debt

•	The Company repurchased 54,835 shares of its common stock during the quarter

Ryan M. Zink, the Company’s Chief Executive Officer, said, “The second fiscal quarter was disappointing, though sales improved sequentially throughout the quarter; however, during the fiscal month of March same store sales declined approximately 2.2% for our Bad Daddy’s brand and declined approximately 0.4% for our Good Times brand.

Mr. Zink continued, “I am impressed with our ability to control costs at our Bad Daddy’s brand as our 13.6% Restaurant Level Operating Profit 2 margin matched the prior year despite the deleveraging pressure of lower average unit volumes. On Monday, we reintroduced our Birria Burger, an item we pioneered a year ago, which was a perfect fit to launch on Cinco de Mayo and to kick off National Burger Month. This burger, as well as our new Elote Street Corn Dip and Churro Shake will continue through the middle of August. Additionally, during this same period, we are featuring our signature Bad Ass Margarita at a promotional price of eight dollars. In April, we introduced the Smash n’ Stack burger, the newest addition to our lineup of smashed-patty burgers, a value-oriented bacon double cheeseburger at a price of $11.95, a substantial value for a half-pound burger. Nearly five years ago, we moved to an a la carte model, separating sides from the prices of our burgers and sandwiches; however, we have recently conducted experiments to restructure the menu around a side-included pricing model with strong initial results and expect to roll this model to all stores prior to the end of the June quarter. Finally, during the quarter, we tested connected TV and streaming video advertising in our northern Colorado market and in the far northern suburbs of Atlanta, with promising results. We are expanding this advertising during the remainder of the June quarter as we continue to evaluate the effectiveness of this previously untried advertising medium for the Bad Daddy’s brand.”

Mr. Zink continued, “Good Times’ performance during the quarter experienced both sales declines and margin compression, most notably due to the continued discounting by our competitors. To improve our current position, we are re-evaluating our media mix, as radio has proven less effective than it has in the past and we will be experimenting with the same streaming video and connected TV media that have initially driven incremental sales at Bad Daddy’s. Further, Craig Soto, our newly appointed Good Times Director of Operations, has been charged with improving both restaurant-level execution, delivering a higher quality and more consistent product and guest experience; and improving restaurant-level profitability. In partnership with our culinary leader, Mr. Soto has initiated a review of our entire menu, examining modern relevance, operations effectiveness, and profitability of each menu category and menu item. We are making great progress in our remodel program, with two-thirds of the system remodeled. We are continuing to remodel our restaurants during the balance of this year and have two restaurants that require more significant work and expect those to be remodeled during fiscal 2026.”

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year quarter’s operating weeks.

2 For a reconciliation of Adjusted EBITDA and Restaurant Level Operating Profit to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

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“Beyond the restaurant-level, there are other adjustments we are making to improve effectiveness, efficiency, and profitability within the Company. Our current purchasing leader will be retiring at the end of the June quarter, and we have filled that role internally with a product and operations expert who is eager and well prepared to handle the role. Further, we have reduced the number of multi-unit leaders at Bad Daddy’s and are examining opportunities to do so at Good Times, while at the same time increasing the strength of leadership and supervision provided at the immediate above-restaurant level. From a capital deployment perspective, we have temporarily paused repurchases under our share repurchase program and are redirecting cash flow into cash accumulation and repayment of debt to maintain balance sheet strength through greater liquidity.” Zink concluded.

Conference Call: Management will host a conference call to discuss its fiscal 2025 second quarter financial results on Thursday, May 8, 2025 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing (888) 210-2831, participant code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. owns, operates, and licenses 40 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 30 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with our share repurchase program, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2024 filed with the SEC, and other filings with the SEC.

Good Times Restaurants Inc. CONTACTS:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Second Quarter		Year-to-Date
	April 1, 2025 (13 Weeks)	March 26, 2024 (13 Weeks)	April 1, 2025 (27 Weeks)	March 26, 2024 (26 Weeks)
NET REVENUES:
Restaurant sales	$34,140	$35,265	$70,105	$68,211
Franchise and other revenues	139	183	507	394
Total net revenues	34,279	35,448	70,612	68,605

RESTAURANT OPERATING COSTS:
Food and packaging costs	10,477	10,599	21,840	20,926
Payroll and other employee benefit costs	11,826	12,266	24,609	23,890
Restaurant occupancy costs	2,583	2,613	5,266	5,118
Other restaurant operating costs	5,128	5,105	10,134	9,833
Preopening costs	-	-	8	-
Depreciation and amortization	996	926	2,014	1,853
Total restaurant operating costs	31,010	31,509	63,871	61,620

General and administrative costs	2,578	2,564	5,166	4,902
Advertising costs	705	824	1,569	1,916
Impairment of long-lived assets	494	-	494	-
Loss (gain) on restaurant and equipment asset sales	6	4	(51)	(6)
Litigation contingencies	-	(97)	-	(97)

(LOSS) INCOME FROM OPERATIONS	(514)	644	(437)	270

OTHER (EXPENSE) INCOME:
Interest and other expense, net	(56)	(42)	(102)	(74)
Other income	-	-	140	-
Total other (expense) income	(56)	(42)	38	(74)

NET (LOSS) INCOME BEFORE INCOME TAXES	(570)	602	(399)	196

Provision for income taxes	(57)	78	(54)	1

NET (LOSS) INCOME	$(627)	$680	$(453)	$197
Loss (income) attributable to non-controlling interests	3	(62)	(7)	(135)

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(624)	$618	$(460)	$62

NET (LOSS) INCOME PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$(0.06)	$0.06	$(0.04)	$0.01
Diluted	$(0.06)	$0.06	$(0.04)	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,628,318	11,136,207	10.656.481	11,256,893
Diluted	10,628,318	11,230,717	10,656,481	11,352,592

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Selected Balance Sheet Data	April 1, 2025	September 24, 2024

Cash and cash equivalents	$2,712	$3,853

Current assets	$6,087	$6,557

Total assets	$86,928	$87,118

Current liabilities	$15,591	$15,687

Shareholders’ equity	$32,292	$33,088

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s				Good Times
	Fiscal Second Quarter		Year-to-Date		Fiscal Second Quarter		Year-to-Date
	2025	2024	2025	2024	2025	2024	2025	2024
	(13 weeks)	(13 weeks)	(27 weeks)	(26 weeks)	(13 weeks)	(13 weeks)	(27 weeks)	(26 weeks)

Restaurant sales	$24,817	$26,448	$50,895	$50,568	$9,323	$8,817	$19,210	$17,643
Restaurants open at beginning of period	39	40	39	40	27	25	25	25
Restaurants opened or acquired during period	-	-	-	-	-	-	2	-
Restaurants closed during period	-	-	-	-	-	-	-	-
Restaurants open at period end	39	40	39	40	27	25	27	25

Restaurant operating weeks	507.0	520.0	1,053.0	1,040.0	351.0	325.0	716.5	650

Average weekly sales per restaurant	$48.9	$50.9	$48.3	$48.6	$26.6	$27.1	$26.8	$27.1

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Margin Analysis:

	Quarter Ended				Year-to-Date
	April 1, 2025 (13 Weeks)		March 26, 2024 (13 Weeks)		April 1, 2025 (27 Weeks)		March 26, 2024 (26 Weeks)
Bad Daddy’s Burger Bar:
Restaurant sales	$24,817	100.0%	$26,448	100.0%	$50,895	100.0%	$50,568	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	7,619	30.7%	8,031	30.4%	15,834	31.1%	15,640	30.9%
Payroll and benefits costs	8,510	34.3%	9,172	34.7%	17,667	34.7%	17,813	35.2%
Restaurant occupancy costs	1,644	6.6%	1,743	6.6%	3,378	6.6%	3,461	6.8%
Other restaurant operating costs	3,666	14.8%	3,895	14.7%	7,357	14.5%	7,476	14.8%
Restaurant-level operating profit (a non-GAAP measure)	$3,378	13.6%	$3,607	13.6%	$6,659	13.1%	$6,178	12.2%
Good Times Burgers & Frozen Custard:
Restaurant sales	$9,323	100.0%	$8,817	100.0%	$19,210	100.0%	$17,643	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	2,858	30.7%	2,568	29.1%	6,006	31.3%	5,286	30.0%
Payroll and benefits costs	3,316	35.6%	3,094	35.1%	6,942	36.1%	6,077	34.4%
Restaurant occupancy costs	939	10.1%	870	9.9%	1,888	9.8%	1,657	9.4%
Other restaurant operating costs	1,462	15.7%	1,210	13.7%	2,777	14.5%	2,357	13.4%
Restaurant-level operating profit (a non-GAAP measure)	$748	8.0%	$1,075	12.2%	$1,597	8.3%	$2,266	12.8%

Total restaurant-level operating profit (a non-GAAP measure)	$4,126	12.1%	$4,682	13.3%	$8,256	11.8%	$8,444	12.4%

Certain percentage amounts in the table above do not total due to rounding.

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Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of (Loss) Income from Operations to Non-GAAP Restaurant-Level Operating Profit

(In thousands)

	Fiscal Second Quarter		Year-to-Date
	2025	2024	2025	2024
	(13 weeks)	(13 weeks)	(27 weeks)	(26 weeks)

(Loss) income from operations	$(514)	$644	$(437)	$270
Less:
Franchise and other revenues	139	183	507	394
Add:
General and administrative	2,578	2,564	5,166	4,902
Depreciation and amortization	996	926	2,014	1,853
Advertising costs	705	824	1,569	1,916
Litigation contingencies	-	(97)	-	(97)
Impairment of long-lived assets	494	-	494	-
Loss (gain) on restaurant asset equipment sales	6	4	(51)	(6)
Preopening costs	-	-	8	-
Restaurant-level operating profit	$4,126	$4,682	$8,256	$8,444

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and preopening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters for fiscal 2025 and fiscal 2024, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

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Reconciliation of Net (Loss) Income to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Second Quarter		Year-to-Date
	April 1, 2025	March 26, 2024	April 1, 2025	March 26, 2024
	(13 weeks)	(13 weeks)	(27 weeks)	(26 weeks)
Calculation of Adjusted EBITDA:
Net (Loss) Income, as reported	$(624)	$618	$(460)	$62
Depreciation and amortization [3]	1,005	929	2,021	1,858
Interest expense, net	56	42	102	74
Provision for income taxes	57	(78)	54	(1)
EBITDA	494	1,511	1,717	1,993
Non-cash stock-based compensation	30	40	65	78
Preopening expense	-	-	8	-
Asset impairment	494	-	494	-
Loss (gain) on restaurant and equipment asset sales [3]	3	4	(53)	(6)
Litigation contingencies	-	(97)	-	(97)
Adjusted EBITDA	$1,021	$1,458	$2,231	$1,968

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use Adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of Adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

3 Depreciation and amortization and loss (gain) on restaurant and equipment asset sales have been adjusted for any amounts attributable to non-controlling interests.

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